Exhibit 99.1

Company Contact: Ultralife Corporation Philip A. Fain (315) 210-6110 pfain@ulbi.com	Investor Relations Contact: Alliance Advisors IR Jody Burfening (212) 838-3777 jburfening@allianceadvisors.com

EnerSys to Acquire Ultralife Corporation in a $320 Million All-Cash Transaction

Newark, N.Y. October 27, 2026 -- Ultralife Corporation (NASDAQ: ULBI) today announced that it has entered into an Agreement and Plan of Merger (“merger agreement”) with EnerSys (NYSE: ENS) under which upon closing EnerSys will acquire Ultralife Corporation in an all-cash transaction valued at approximately $320 million, including the assumption of net debt.

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Ultralife Corporation shareholders will receive $16.00 in cash for each share of Ultralife Corporation common stock they own. The purchase price represents a premium of 166% to Ultralife Corporation’s closing stock price on October 26, 2026.

Strategic Benefits of the Transaction:

Ultralife is highly complementary to EnerSys and a combination creates a compelling platform for continued innovation, customer support and growth. Together, we believe EnerSys and Ultralife would be well positioned to:

●	Establish a unique portfolio of integrated, mission-critical power solutions by combining complementary products, engineering capabilities and application-specific design expertise;

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Increase scale and broaden exposure to the large and rapidly growing defense market with capabilities across mission-critical applications in munitions, soldier power, drones, counter drones, and autonomous systems accelerating focused growth;

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Expand EnerSys’ advanced defense power technology portfolio with the addition of Ultralife’s differentiated multi-chemistry capabilities, purpose-built advanced manufacturing capacity with existing security and environmental permits, and operational expertise to scale production of EnerSys’ proprietary liquid reserve battery technology; and

●	Deepen customer relationships by creating a broader, Foreign Entity of Concern (FEOC)-compliant product portfolio for U.S. Department of War and allied country customers.

Management Commentary:

"Combining with EnerSys is an exciting next step that will allow us to unlock value and growth opportunities for both companies, while delivering substantial and certain cash value to Ultralife shareholders,” said Michael E. Manna, President and Chief Executive Officer of Ultralife Corporation. “This transaction is a testament to the hard work and dedication of our entire organization, and now offers even greater opportunities for our valued employees. We look forward to partnering with the EnerSys team with the combined scale, resources, and shared vision to accelerate innovation and better serve our global customer base."

“This acquisition is a compelling strategic fit for EnerSys and directly advances our strategy to build a broader, more differentiated defense power platform,” said Shawn O'Connell, President and Chief Executive Officer of EnerSys. “Building on the success of our recent acquisitions, Ultralife expands our portfolio of advanced, reliable, high-performance power solutions.  Together, we will be better positioned to support the U.S. Department of War (DoW) and allied forces with leading-edge, cost-effective technologies for the increasingly electrified battlefield of the future. We know the Ultralife business and its team well, and are confident that our shared commitment to engineering, problem solving, and customer focus will create a strong cultural fit. We look forward to combining our strengths to accelerate growth, enhance performance, and deliver greater value to our customers and shareholders.”

Transaction Details and Timing:

EnerSys intends to finance the transaction through cash on hand and, accordingly, is not subject to a financing contingency.  The transaction has been unanimously approved by the Boards of Directors of both companies. Under the terms of the merger agreement, EnerSys, through a subsidiary, will commence a tender offer to acquire all of the outstanding shares of Ultralife common stock at a price of $16.00 per share in cash at closing, representing a total enterprise value of approximately $320 million. The transaction is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of Ultralife’s common stock and receipt of applicable regulatory approvals, and is expected to close in the first quarter of calendar year 2027. Upon completion of the transaction, Ultralife Corporation’s common stock will no longer be listed on any public market.

About Ultralife Corporation

Ultralife is a global leader in mission-critical battery, power, communications and compute solutions for the most demanding applications in government/defense, medical, oil & gas and industrial markets across the globe.

Headquartered in Newark, New York, the Company's business segments include Battery & Energy Products and Communications Systems. Ultralife has operations in North America, Europe and Asia. For more information, visit www.ultralifecorporation.com.

About EnerSys

EnerSys is a global leader in stored energy solutions helping industrial, infrastructure and defense customers address critical power and operational needs with batteries, chargers and other power equipment. The company delivers integrated solutions that combine energy storage technologies, power electronics, software-enabled intelligence, technical expertise and comprehensive global customer support. EnerSys supports customers across communications networks, data centers, energy infrastructure, material handling, transportation, aerospace and defense — including applications where power continuity is essential. Serving customers in more than 100 countries, EnerSys helps organizations manage energy more reliably, efficiently and intelligently in complex operating environments where uptime, safety and resilience matter. For more information, visit www.enersys.com.

Additional Information and Where to Find It

The Offer has not yet commenced. This communication is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell securities of Ultralife or any other entity, nor is it a substitute for any tender offer materials that Parent, Merger Sub or Ultralife will file with the SEC. A solicitation and an offer to buy securities of Ultralife will be made only pursuant to an offer to purchase and related materials that Parent and Merger Sub intend to file with the SEC.

At the time the Offer is commenced, Parent and Merger Sub intend to file a Tender Offer Statement on Schedule TO with the SEC, and Ultralife will thereafter file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE STOCKHOLDERS AND OTHER INVESTORS OF ULTRALIFE ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

The Offer to Purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of Ultralife at no expense to them. The Schedule TO, the Schedule 14D-9 and other related documents will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either EnerSys or Ultralife, or by contacting D.F. King & Co., Inc., the information agent for the Offer, toll-free at (866) 388-7535. Copies of the documents filed with the SEC by Ultralife will be available free of charge on Ultralife’s website at investor.ultralifecorporation.com . Copies of the documents filed with the SEC by EnerSys will be available free of charge on EnerSys’s website at www.enersys.com or by contacting EnerSys at (610) 208-1991.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, EnerSys and Ultralife each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the internet at the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of EnerSys and Ultralife to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes” and similar expressions intended to identify forward-looking statements. These statements reflect Ultralife’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Offer, the Merger and the other transactions contemplated by the Merger Agreement, the timing of the Offer and related transactions, the possibility that the transaction does not close, uncertainties as to how many of Ultralife’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including any governmental or regulatory approvals, the anticipated benefits of the transaction, the integration of Ultralife into EnerSys, prospective performance and opportunities, post-closing operations and the outlook for the businesses of EnerSys and Ultralife, and any assumptions underlying any of the foregoing.

The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of Ultralife’s stockholders tendering their Shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for Ultralife will be made; (v) the possibility that any or all of the conditions to consummation of the Offer or the Merger may not be satisfied or waived, including failure to receive required regulatory approvals or clearances or the imposition of conditions, limitations or restrictions on those approvals; (vi) the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement, including circumstances requiring Ultralife to pay the Company Termination Fee or Parent to pay the Reverse Termination Fee; (vii) the effect of the announcement or pendency of the transactions on the ability of EnerSys or Ultralife to retain and hire key personnel, maintain relationships with customers, suppliers and other business partners, or conduct their businesses; (viii) risks related to diverting management’s attention from ongoing business operations; (ix) the risk that stockholder litigation relating to the transactions may result in significant costs of defense, indemnification and liability; and (x) other factors set forth from time to time in each of EnerSys’s and Ultralife’s filings with the SEC, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Any forward-looking statements set forth in this press release speak only as of the date of this press release. Ultralife does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof, other than as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.